Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in the Endeavour International Corporation Form 10-K for the year ended December 31, 2008, and the incorporation by reference in the Company’s Registration Statement Nos. 333-143794, 333-119577, 333-128692 and 333-149743 on Form S-8; Registration Statement Nos. 333-118503, 333-130515, 333-132684 and 333-139304 on Form S-3; and Registration Statement No. 333-124145 on Form S-3, as amended, of the reference to Netherland, Sewell & Associates, Inc.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas

March 13, 2009